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                                                                   EXHIBIT 10.33

                                CREDIT AGREEMENT

        THIS AGREEMENT is entered into as of November 1, 2002, by and between FAIR, ISAAC AND COMPANY, INCORPORATED, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

        Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                    ARTICLE I

                                  CREDIT TERMS

        SECTION 1.1. LINE OF CREDIT.

        (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including February 1, 2004, not to exceed at any time the aggregate principal amount of Fifteen Million Dollars ($15,000,000.00) ("Line of Credit"), the proceeds of which shall be used to finance Borrower's working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of EXHIBIT A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

        (b) Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue commercial and standby letters of credit for the account of Borrower to finance general purpose (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Five Million Dollars ($5,000,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term not to exceed three hundred sixty-five (365) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.


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        (c)     Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

        SECTION 1.2. FOREIGN EXCHANGE FACILITY.

        (a) Foreign Exchange Facility. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the "Foreign Exchange Facility") under which Bank, from time to time up to and including February 1, 2004, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States dollars of Euro, Pound, Japanese yen, Australian dollars, Rand, Canadian dollars, Mexican Peso, Singapore dollars and Brazilian real; provided however, that the maximum amount of all outstanding foreign exchange contracts shall not at any time exceed an aggregate of Twenty Million United States Dollars (US$20,000,000.00). No foreign exchange contract shall be executed for a term which extends beyond February 1, 2004. Borrower shall have a "Delivery Limit" under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of Four Million United States Dollars (US$4,000,000.00), which Delivery Limit reflects the maximum principal amount of Borrower's foreign exchange contracts which may mature during any two (2) day period. All foreign exchange transactions shall be subject to the additional terms of a Foreign Exchange Agreement, substantially in the form of EXHIBIT B attached hereto ("Foreign Exchange Agreement"), all terms of which are incorporated herein by this reference.

        (b) Settlement. Each foreign exchange contract under the Foreign Exchange Facility shall be settled on its maturity date by Bank's debit to any deposit account maintained by Borrower with Bank.

        SECTION 1.3. INTEREST/FEES.

        (a) Interest. The outstanding principal balance of the Line of Credit shall bear interest, and the amount of each drawing paid under any Letter of Credit shall bear interest from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest set forth in the Line of Credit Note.

        (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

        (c) Commitment Fee. Borrower shall pay to Bank a non-refundable commitment fee for the Line of Credit equal to Seven Thousand Five Hundred Dollars ($7,500.00), which fee shall be due and payable in full upon execution of this Agreement.

        (d) Commercial Letter of Credit Fees. Borrower shall pay to Bank fees upon the issuance of each Commercial Letter of Credit, upon the payment or negotiation of each drawing under any Commercial Letter of Credit and upon the occurrence of any other activity with respect to any Commercial Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Commercial Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.


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        (e)     Standby Letter of Credit Fees. Borrower shall pay to Bank (i)
fees upon the issuance of each Standby Letter of Credit equal to one percent (1%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation of each drawing under any Standby Letter of Credit and fees upon the occurrence of any other activity with respect to any Standby Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Standby Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

        SECTION 1.4. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all interest and fees due under the Line of Credit by charging Borrower's deposit account number 4945-010403 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

        Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

        SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

        SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

        SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

        SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.


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        SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated June 30, 2002, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

        SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

        SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

        SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

        SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

        SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

        SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.


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                                   ARTICLE III
                                   CONDITIONS

        SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

        (a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

        (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

                (i) This Agreement and each promissory note or other instrument or document required hereby.

                (ii)   Corporate Resolution: Borrowing.

                (iii)  Certificate of Incumbency.

                (iv)   Loan Disbursement Order.

                (v) Such other documents as Bank may require under any other Section of this Agreement.

        (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

        (d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

        SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

        (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

        (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.


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                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

        Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

        SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

        SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

        SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

        (a) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include a balance sheet, income statement and statement of cash flow together with all supporting footnotes;

        (b) not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include a balance sheet and income statement;

        (c) not later than 30 days before the end of the each preceding fiscal year, a projection for the forthcoming fiscal year, prepared by Borrower;

        (d) from time to time such other information as Bank may reasonably request.

        SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

        SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

        SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals


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and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

        SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

        SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower.

        SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

        (a) Total Liabilities divided by Tangible Net Worth not at any time greater than 0.30 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

        (b) Maintain in the United States of America, domestically, unencumbered liquid assets (defined as cash, cash equivalents and/or public traded/quoted marketable securities acceptable to Bank in its sole discretion) with an aggregate fair market value not at any time les than $50,000,000.00.

        (c) Net profit after taxes not less than $1.00 on a quarterly basis, with one time software development costs expensed as a result of an allowable acquisition added back to net profit after taxes, determined as of each fiscal quarter end.

        SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property.

                                    ARTICLE V
                               NEGATIVE COVENANTS

        Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

        SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

        SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $100,000,000.00.

        SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

        SECTION 5.4. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except: (i) in the ordinary course of its business, and (ii) any merger or acquisition that does not require more than 75% of Borrower's cash or (iii) 90% of the consideration paid for any acquisition is with Borrower's stock and Borrower is the surviving entity of any such acquisition or merger.

        SECTION 5.5. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

        SECTION 5.6. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, and additional investments in treasury stock purchases not to exceed in any fiscal year: (i) shall not exceed an aggregate of $300,000,000.00.

        SECTION 5.7. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding; except dividends shall be allowed: (i) not to exceed 50% of Borrower's cash, and (ii) not to exceed the aggregate of $10,000,000.00 in any fiscal year.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

        SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

        (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

        (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

        (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

        (d) Any default in the payment or performance of any obligation, including but not limited to the August/September 2001 convertible subordinated notes (the 2001 notes), or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Bank.

        (e) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower.

        (f) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

        (g) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

        (h) The dissolution or liquidation of Borrower; or Borrower, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

        (i) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower.

        SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                  MISCELLANEOUS

        SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

        SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

    BORROWER:       FAIR, ISAAC AND COMPANY, INCORPORATED
                    5935 Cornerstone Court West
                    San Diego, CA 92121

    BANK:           WELLS FARGO BANK, NATIONAL ASSOCIATION
                    Carlsbad LPO
                    5857 Owens Avenue, Suite 106
                    Carlsbad, CA 92008

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

        SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

        SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

        SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

        SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

        SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

        SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

        SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        SECTION 7.11. ARBITRATION.

        (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

        (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

        (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

        (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

        (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

        (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

        (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

        (h) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

        (i) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

FAIR, ISAAC AND COMPANY,                  WELLS FARGO BANK,
INCORPORATED                                NATIONAL ASSOCIATION

By: /s/  KENNETH J. SAUNDERS              By: /s/  ALVA DIAZ
    --------------------------------          --------------------------------
                                                 Alva Diaz
Title: Chief Financial Officer                   Vice President
      ------------------------------

By:
    --------------------------------

Title:
      ------------------------------

                                   Exhibit A

                          REVOLVING LINE OF CREDIT NOTE


$15,000,000.00                                              Carlsbad, California
                                                                November 1, 2002

        FOR VALUE RECEIVED, the undersigned FAIR, ISAAC AND COMPANY, INCORPORATED ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Carlsbad LPO, 5857 Owens Avenue, Suite 106, Carlsbad, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

        As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

        (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

        (b) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), two (2), three (3) or six (6) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Two Hundred Fifty Thousand Dollars ($250,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

        (c) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                      LIBOR =               Base LIBOR
                               --------------------------------------
                                  100% - LIBOR Reserve Percentage

               (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

               (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

        (d) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

        (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either
(i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be one and one quarter percent (1.25%) above LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

        (b) Selection of Interest Rate Options. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it's sole option but without obligation to do so, accepts Borrower's notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

        (c) Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

        (d) Payment of Interest. Interest accrued on this Note shall be payable on the last day of each month, commencing November 30, 2002.

        (e) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

        (a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on February 1, 2004.

        (b) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of
(i) _____________________ or ________________________, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

        (c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT:

        (a) Prime Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

        (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

       (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

      (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

     (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum two percent (2%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed). Each change in the rate of interest on any such past due prepayment fee shall become effective on the date each Prime Rate change is announced within Bank.

EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 1, 2002, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

        (a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

        (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

FAIR, ISAAC AND COMPANY, INCORPORATED

By: _____________________________

Title: __________________________

By: _____________________________

Title: __________________________

                                    Exhibit B


                                                   November 1, 2002


Fair, Isaac and Company, Incorporated
5935 Cornerstone Court West
San Diego, CA 92121


               RE:  Foreign Exchange Agreement

Ladies and Gentlemen:

        You, the customer to whom this letter agreement (the "Agreement") is addressed, may from time to time request that we, WELLS FARGO BANK, NATIONAL ASSOCIATION, or, if we are not Wells Fargo Bank, National Association ("Wells Fargo"), Wells Fargo acting as our agent, enter into foreign exchange contracts with you (each, a "Contract" and collectively, "Contracts") for spot or forward delivery of foreign currencies that you want to purchase or sell. Upon receipt of each such request, we, or Wells Fargo acting as our agent, will decide whether to enter into a Contract with you. This Agreement sets forth the terms and conditions governing the Contracts and the transactions contemplated thereby (each a "Transaction"). You understand and agree that if we are not Wells Fargo, we may, but are not obligated to, use Wells Fargo as our agent to enter into Contracts with you in our name or in Wells Fargo's name. You authorize us to use Wells Fargo as our agent to enter into Contracts with you and to perform any of our obligations or exercise any of our rights under this Agreement or any Contract. If we use Wells Fargo as our agent, (a) Wells Fargo will be our agent having obligations only to us and not to you, (b) the Contracts you enter into through Wells Fargo will be considered Contracts entered into by us pursuant to this Agreement, unless any such Contract clearly indicates otherwise, (c) any of our obligations performed or any of our rights exercised pursuant to, or in connection with, this Agreement or any Contract by Wells Fargo in our name or in Wells Fargo's name shall be deemed obligations performed or rights exercised by us pursuant to, or in connection with, this Agreement or such Contract, and (d) any collateral heretofore, now or at any time hereafter granted or pledged by you to us as security for any credit extended to you will also secure all your obligations to us under or in connection with this Agreement and the Contracts.

        1. REQUESTS TO ENTER INTO, AMEND OR CANCEL CONTRACTS. All requests to us to enter into, amend or cancel Contracts must be made by telephone, facsimile transmission ("Fax"), or electronic mail ("E-Mail"). We have no obligation to, and we will determine in our sole discretion whether or not to, enter into, amend or cancel any Contract. If we do enter into, amend or cancel any Contract at your request, we will not be obligated to enter into, amend or cancel any other Contract. Requests to enter into Contracts must specify (a) whether the request is to purchase or sell foreign currency, (b) the type of foreign currency, (c) the amount of foreign currency, and (d) the value date for the Contract (the "Settlement Date").

Fair, Isaac and Company, Incorporated
November 1, 2002
Page 2


Requests to amend or cancel Contracts must identify the number of the Contract to be amended or cancelled. In addition to the requirements above, each Fax request to enter into, amend or cancel a Contract must clearly indicate the name of the sender and be signed and dated, and each E-Mail request to enter into, amend or cancel a Contract must clearly indicate the name of the sender and be dated. Each request for a Contract for spot delivery of foreign currency also must specify where and how the currency is to be delivered. With respect to each request for a Contract for forward delivery of foreign currency, you must also send us settlement instructions by telephone, Fax or E-Mail no later than two Business Days (with the term "Business Day" meaning a day, other than a Saturday, Sunday or public holiday, on which we and you are open to conduct Transactions) before the Settlement Date informing us where and how the currency is to be delivered. Any settlement instructions sent by Fax must clearly indicate the name of the sender and be signed and dated, and any settlement instructions sent by E-Mail must clearly indicate the name of the sender and be dated. Each request to enter into, amend or cancel a Contract and all settlement instructions must be directed to your primary foreign exchange advisor with us or an alternate advisor designated by us. You authorize us to rely on all information and directions contained in each such request and settlement instruction. If a settlement instruction for a Contract describes (i) by account name and number the account to which currency is to be delivered by us upon settlement and the account name and number do not match, you understand that we will make payment on the basis of the account number even if it is not the account number of the person or entity named by you in the settlement instructions, or (ii) by name and identification number or code a financial institution to which such currency is to be delivered and the name and identification number or code do not match, you understand that we may make payment on the basis of such identification number or code even if such number or code is not the identification number or code of the financial institution named by you in the settlement instructions. You understand and agree that if settlement of a Contract is to be made by "payment against delivery" (A) if you are to pay United States dollars to us under the Contract, this payment must be made by you one or two days (as notified to you) before the Settlement Date, and we will not deliver the foreign currency to you on the Settlement Date if you do not comply with this requirement, and (B) if you are to deliver foreign currency to us and we are to pay United States dollars to you under the Contract, we will pay you such dollars on the Settlement Date only if the bank to which you are to pay the foreign currency confirms to us that it has received the full amount of such foreign currency.

        2. CONFIRMATIONS OF CONTRACTS AND AMENDMENTS TO CONTRACTS. Promptly after we accept a request to enter into or amend a Contract, we will confirm the Contract or amendment by telephone (which confirmations sometimes will be re-confirmed by mail, Fax or E-Mail), mail, Fax or E-Mail. We will not be bound by any Contract or amendment that is not so confirmed by us. Promptly after you receive our confirmation of a Contract or amendment you will review it carefully. If such confirmation accurately reflects the terms of the Contract or amendment you requested and we and you agreed upon, (a) if it is sent by mail or Fax, sign it and return it to us by mail, Fax, or attached to an E-Mail, or (b) if it is sent by telephone, promptly sign any written re-confirmation you receive and return it to us by mail, Fax, or attached to an E-Mail, or (c) if it is sent by E-Mail, promptly print the E-Mail, sign it, and return it to us by mail, Fax, or attached to an E-Mail. If such confirmation does not accurately reflect the terms of the Contract or amendment we and you agreed upon or you intended, notify us by telephone of such inaccuracy. Each confirmation you sign and return to us should be sent to us at the address or Fax number indicated on such confirmation. Each notification of errors in a confirmation must be sent to us at the telephone number indicated on such confirmation. Until we receive a notification that a confirmation does not accurately reflect the terms of a Contract or amendment we and you agreed upon (and our records confirm that this is true), (i) the first or

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Fair, Isaac and Company, Incorporated
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only confirmation of a Contract or amendment will be deemed to contain the definitive terms of such Contract or amendment, and (ii) we will be authorized to act on the Contract or amendment as reflected in such confirmation, and unless we receive such notification from you before we act on or comply with the terms of such Contract or amendment, you will, except as provided otherwise in the Limitation of Liability and Indemnity section of this Agreement, indemnify and reimburse us for, and hold us harmless from and against, all of our Losses which arise directly or indirectly as a result of, or which are in any way connected with, our acting on or complying with the terms of the Contract or amendment as reflected in such confirmation. The term "Losses" as used in this Agreement will mean all losses, liabilities, claims, damages, obligations, penalties, actions, judgments, suits, costs and expenses, of any kind whatsoever, including, without limitation, attorneys' fees and other legal costs and expenses (which attorneys' fees will include outside counsel fees and all allocated costs of in-house counsel), paid, suffered or incurred by, or imposed upon, you or us as the context indicates.

        3. VERIFYING CONFIRMATIONS, REQUESTS TO ENTER INTO, AMEND OR CANCEL CONTRACTS, AND SETTLEMENT INSTRUCTIONS. We will verify each request to enter into or amend or cancel a Contract, each instruction for the settlement of a Contract, and each confirmation you return to us by determining if the name used by the person requesting the Contract or amendment or cancellation of a Contract, giving us settlement instructions, or signing the confirmation is the name of one of the persons you designate to us in writing as being authorized by you to make such requests and instructions and to sign such confirmations. Other than as provided in the preceding sentence, we have no obligation to confirm in any way the identity of any person making a request to enter into or amend or cancel a Contract, giving an instruction for the settlement of a Contract, or signing a confirmation of a Contract or an amendment. We will not be required to verify that (a) the entries on a document sent to us in any way are authentic entries, (b) the signatures on any such document are authentic signatures, or
(c) the persons actually signing such document are duly authorized to contract for you in connection with the purposes of the document. The information, directions or instructions we receive in documents which indicate that they have been sent from you or which are on your letterhead, other than requests to enter into or amend or cancel Contracts or settlement instructions for Contracts or confirmations of Contracts, will be binding on you even if such documents are not signed or are not properly authorized by you. You agree to be bound by each request to enter into, amend or cancel a Contract, each instruction for the settlement of a Contract, and each confirmation of a Contract or amendment if such request, instruction or confirmation was authorized or transmitted by you, or made in your name and accepted by us in good faith and in compliance with the procedures in this Section, even if such request, instruction or confirmation was not properly authorized by you. Except as provided otherwise in the Limitation of Liability and Indemnity section of this Agreement, we shall have no liability for any of your Losses, and you will indemnify us for all our Losses, which arise directly or indirectly as a result of, or are in any way connected with, (i) any request to enter into or amend or cancel a Contract, any instruction for the settlement of a Contract, and any confirmation of a Contract or amendment being made by Fax or E-Mail, or (ii) any breach of your security procedures in connection with any request to enter into or amend or cancel a Contract, any instruction for the settlement of a Contract, and the signing of any confirmation of a Contract or amendment. Any actions we take to detect erroneous requests to enter into or amend or cancel Contracts or erroneous instructions for the settlement of Contracts, or any actions we take beyond those described above in an attempt to detect unauthorized requests or instructions or confirmations, will be taken at our sole discretion. No matter how many times we take such actions they will not become part of our standard procedures for attempting to detect erroneous or unauthorized

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Fair, Isaac and Company, Incorporated
November 1, 2002
Page 4

requests or instructions or confirmations, and we will not in any situation be liable for failing to take or to correctly perform such actions.

        4. REPRESENTATIONS AND WARRANTIES. We make no express or implied representations or warranties with respect to the services we are to provide to you under this Agreement or any Contract, other than those representations or warranties expressly stated in this Agreement. Each request by you that we enter into or amend a Contract shall be deemed a representation and warranty by you that the terms of the Contract or such amendment do not, and your compliance with such terms will not, violate any laws and regulations applicable to you, including, without limitation, those affecting your purchase or sale of the foreign currency covered by the Contract, and that no Event of Default (as defined in the Events of Default and Remedies section of this Agreement) has occurred and is continuing.

        5. NO INVESTMENT ADVICE; RISK OF MARKET FLUCTUATIONS. You understand that we are not an investment advisor. We do not give, and we hereby disclaim, all investment advice with respect to any Contract or any amendment of a Contract. You bear the sole risk of any and all market fluctuations in any currency traded pursuant to the terms of this Agreement or any Contract.

        6. EVENTS OF DEFAULT AND REMEDIES. We may cancel any Contract and liquidate our position in the currency of such Contract if performance of the Contract by you or us becomes unlawful as a result of the adoption of, or any change in, any applicable law after the date on which the Contract is entered into, or as a result of the promulgation of or any change in, or in the interpretation by any court or tribunal or regulatory authority with competent jurisdiction of, any applicable law after such date. Upon the occurrence and at any time during the continuance of any of the following events (each, an "Event of Default"), we may also cancel any or all the outstanding Contracts and liquidate our position in the currency of such Contracts and setoff against any of your cash, deposit accounts, securities, securities accounts or other property we hold or any obligation we have to you to recover any amounts you owe to us as a result of, or in connection with, such cancellation or liquidation:
(a) you fail to give us settlement instructions as provided in this Agreement;
(b) you fail for any other reason to settle a Contract on its Settlement Date;
(c) you fail to perform any of your agreements or obligations under this Agreement or any Contract; (d) any representation or warranty made by you to us under this Agreement or any Contract is incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated; (e) a default, event of default or other similar condition or event (however described) occurs under one or more agreements or instruments relating to any of your obligations (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money ("Indebtedness") which has resulted in such Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable; (f) you (i) dissolve or liquidate, (ii) are not generally paying your debts as they become due, (iii) become insolvent, however such insolvency may be evidenced, or (iv) make any general assignment for the benefit of creditors; (g) a petition is filed by or against you seeking your liquidation or reorganization under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or a similar action is brought by or against you under any federal, state or foreign law; (h) a proceeding is instituted by or against you for any relief under any bankruptcy, insolvency or other law relating to the relief of debtors, reorganization, readjustment or extension of indebtedness or composition with creditors; (i) a custodian or a receiver is appointed for, or a writ or order of attachment, execution or garnishment

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Fair, Isaac and Company, Incorporated
November 1, 2002
Page 5

is issued, levied or made against, any of your property or assets; (j) an application is made by any of your judgment creditors for an order directing us to pay over money that we hold from you or to deliver other of your property;
(k) any government authority or any court takes possession of any substantial part of your property or assets or assumes control over your affairs, or (l) we in our sole discretion make a commercially reasonable determination that such cancellation is necessary to protect us.

        7. LOSSES RESULTING FROM CANCELLATIONS OR EXTENSIONS OF CONTRACTS. If you request that we cancel a Contract or amend a Contract by extending its term and we, in our sole discretion, agree to such request, or if we cancel a Contract as provided in this Agreement (a) you will, except as provided otherwise in the Limitation of Liability and Indemnity section of this Agreement, indemnify and reimburse us for, and hold us harmless from and against, all our Losses which arise directly or indirectly as a result of, or are in any way connected with, such cancellation or extension, including, without limitation, the liquidation of our position in the currency of the Contract, and (b) we may setoff and apply against your liability to us any of your cash, deposit accounts, securities, securities accounts or other property we hold or any other obligations we have to you, without regard to the nature or due date of such deposits or obligations and notwithstanding that such setoff may give rise to penalties for early withdrawal of funds.

        8. LIMITATION OF LIABILITY AND INDEMNITY. Except to the extent your Losses or our Losses are caused directly by our gross negligence or willful misconduct, and subject to the remaining provisions of this section, we shall not be liable for any of your Losses, and you shall be liable for our Losses, to the extent your or our Losses arise directly or indirectly as a result of, or are in any way connected with, (a) the enactment or imposition after the date of this Agreement of, or the change after the date of this Agreement in, any laws, regulations, guidelines or other directives of any government or government entity affecting the Contracts or Transactions; provided, however, that your liability for our Losses and the limitation of our liability for your Losses will not apply to the extent we knew about such enactment, imposition, or change before it became effective and could have refused to enter into such Contracts or Transactions without causing any Losses to us and without violating the terms of this Agreement or any Contract, (b) the errors, acts or omissions of others, such as communications carriers or correspondents through which we may perform, or receive or transmit information in performing, our obligations under this Agreement or any Contract, (c) any event or circumstance beyond our control, or
(d) any actions performed by us, or any actions not performed by us, in compliance with the terms of this Agreement or any Contract. With respect to your Losses and our Losses which arise directly or indirectly as a result of, or which are in any way connected with, your or our performance or failure to perform obligations under this Agreement or any Contract, we and you will negotiate in good faith in an effort to reach a mutually satisfactory allocation of such Losses. It is understood, however, that in such circumstances and unless otherwise agreed by you and us in such negotiations, we will not be responsible to you for any of your Losses, and you will indemnify us for any of our Losses, arising from claims by third parties who through their connection with you are affected by the Contracts or Transactions, if such Losses result from any cause other than our breach of this Agreement or any Contract or our negligence, gross negligence, or willful misconduct. To the extent the Losses referred to in the preceding sentence are caused by our breach of this Agreement or any Contract or by our negligence, you understand that (i) if our breach or negligence is the late payment of any amount due from us to you under any Contract, including, but not limited to, any late payment caused by our having to re-execute for any reason a Transaction covered by a Contract, our liability for your Losses in

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Fair, Isaac and Company, Incorporated
November 1, 2002
Page 6

such circumstances shall be limited to the interest on the amount due for the time period such amount remains due and unpaid calculated at that interest rate which is standard for late payments in the foreign exchange market, and your indemnification obligations shall extend to only that amount of our Losses which exceed such interest, and (ii) in all other cases, our liability for your Losses will be limited to those money damages arising directly as a result of such breach or negligence, and your indemnification obligations shall extend to only that amount of our Losses which exceed such direct money damages. You also agree to indemnify us for our Losses which arise directly or indirectly as a result of, or which are in any way connected with, the enforcement or protection of our rights under this Agreement and the Contracts. IN NO EVENT WILL WE BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO US, AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION. Any action against us under or related to this Agreement or any Contract must be brought within twelve (12) months after the cause of action arises.

        9. NETTING. If on any date each party to this Agreement is to pay the other party the same aggregate amount in the same currency, then, on such date, unless both parties specifically agree otherwise, each party's obligation to make payment of such amount will be automatically satisfied and discharged without any payment being made. If on any date the parties are to pay each other differing aggregate amounts in the same currency, each party's payment obligation will be replaced by an obligation of only the party having to pay the larger aggregate amount to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

        10. TERMINATION. Either of us may terminate this Agreement at any time with or without cause upon notice in writing to the other party. Upon such termination your obligations to us and our obligations to you under this Agreement will also terminate, except for (a) any obligations in connection with any Contract which is in existence at such time and cannot be canceled under the provisions of Section 6 of this Agreement, and (b) any obligations which, by the terms of this Agreement, survive such termination. All the obligations of the parties under this Agreement will survive the termination of any or all the Contracts, and the obligations of the parties under Sections 4, 6, 7, 8, 9 and 10 of this Agreement will survive the termination of this Agreement.

        11. MODIFICATIONS, AMENDMENTS, AND WAIVERS. This Agreement may not be modified or amended, nor may any provision of this Agreement be waived, except in a writing signed by you and us.

        12. NOTICES. Notices from one party to this Agreement to the other party shall be in writing, or be made by a telecommunications device capable of creating a written record, shall be delivered to the addressee at its address specified above, or to any other address a party may designate by written notice to the other party, and shall be effective upon receipt.

        13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of your and our respective heirs, legal representatives, successors and assigns; provided however, that you may not assign or otherwise transfer any of your rights

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Fair, Isaac and Company, Incorporated
November 1, 2002
Page 7

or obligations under this Agreement or any Contract without our prior written consent, which consent will not be unreasonably withheld.

        14. GOVERNING LAW. This Agreement and all Contracts shall be governed by and be construed in accordance with the laws of the State of California.

        15. SEVERABILITY. If any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        16. ENTIRE AGREEMENT. This Agreement, together with each Contract and any writing referring specifically to this Agreement or any Contract or referring in general to agreements or contracts which would include this Agreement or any Contract, contains the entire and only agreement between you and us with respect to your purchase from us or sale to us of foreign currencies and the terms of all Contracts for any such purchase or sale.

        Please indicate your acceptance of the terms and conditions of this Agreement by signing, dating and returning a copy of this Agreement to us at our address specified above.

                                              Very truly yours,

                                              WELLS FARGO BANK,
                                              NATIONAL ASSOCIATION

                                              By: _______________________
                                                  Alva Diaz
                                                  Vice President

Agreed to and accepted as of ______________:

FAIR, ISAAC AND COMPANY, INCORPORATED

By: _________________________

Title: ______________________

By: _________________________

Title: ______________________